Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE THIRD QUARTER OF 2009

Riverhead, New York, October 15, 2009 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the third quarter of 2009. Earnings-per-share were $0.63, an increase of 6.8 percent from $0.59 during the comparable period of 2008. Net income was $6,028,000, up 6.3 percent from $5,673,000 during the same quarter last year. Earnings-per-share for the year to date were $1.81, down 8.6 percent from $1.98 a year ago. Net income for the year to date was $17,395,000, down 8.2 percent from $18,946,000 posted during the first three quarters of 2008. However, earnings for the first three quarters of 2008 included a non-recurring gain from the proceeds of the sale of shares of VISA, Inc. to the public on March 19, 2008. These shares had been acquired as a result of Suffolk’s membership in the VISA payments organization prior to the offering. The transaction added $2,429,000 to Suffolk’s net income during the first quarter of 2008, net of provision for income taxes, and amounted to $0.25 per share. Accordingly, to compare the first three quarters of 2009 to the first three quarters of 2008 exclusive of the VISA transaction, earnings-per-share were $1.81, an increase of 4.6 percent from $1.73 during the comparable period of 2008. Net income for the year to date was $17,395,000, up 5.3 percent from $ 16,517,000 last year. A detailed financial summary follows the text.

J. Gordon Huszagh, President and Chief Executive Officer commented, “Suffolk’s performance this past quarter would be gratifying in any economy, and is even more so considering the ongoing sluggishness both regionally and nationally. We are humble enough about our prospects for the future in an economy that remains distinctly uncertain, but I would like to take a few words to outline how we were able to maintain return on average equity of 19.34 percent, not far from our traditional performance, in a turbulent economy while at the same time increasing our capital ratios significantly since last year, with total risk-based capital at 11.73 percent in comparison to 10.34 percent last year. This helps position us to be ready to meet any increased regulatory requirements currently under discussion, as well as any unanticipated deterioration in the quality of our assets.”

He went on to say, “The most important component of our success has been our net interest margin, which at 5.06 percent, remains among the highest in the industry. This is primarily attributable to the low cost of funds, mostly as a result of historically low market rates of interest on deposits as well as the ‘flight-to-safety’ of bank deposits in response to the recession, but also as a result of our employment of the ‘marginal-cost-of-funds-approach’ where we analyze carefully where each additional dollar of funding will come from, making judicious use of borrowed funds to maintain the lowest possible cost of funds while still responding to our customers’ needs. Net interest income was up 10.5 percent for the quarter from last year. We were also able to hold non-interest expense to an increase of 6.1 percent, quarter to comparable quarter of last year, even allowing for a six-fold increase in FDIC assessments for deposit insurance in comparison with the same quarter last year. This only slightly ahead of the rate of growth in average total assets, which increased by 4.8 percent to $1,683,916,000 for the quarter from $1,606,389,000 a year ago. The increase in non-interest expense for the year to date of 12.8 percent includes a special FDIC assessment of approximately $800,000 during the second quarter which, fortunately, was not repeated during the third quarter.”

PRESS RELEASE
October 15, 2009

He continued, “Growth in lending slowed during the third quarter of 2009, with total loans amounting to $1,121,348,000, up 5.6 percent from a year ago, but up at a lesser rate than during the previous six quarters. We attribute this to ongoing weakness in the commercial real estate market on Long Island, and a tapering of our early success in attracting prime customers of competitors that stumbled badly in the early stages of the recession. As a number of economists and other observers make the tentative call that the economy has bottomed and will begin to recover albeit slowly, we are cautiously optimistic about our prospects in the long run. But we are not unconcerned about our loan portfolio in the quarters to come as our customers cope with continuing lethargy in their businesses. While Long Island has not been as badly affected as markets in the south and far west, economic indicators of all types are significantly behind where they were this time last year, and we cannot imagine that this will not affect Suffolk as well. Our net charge-offs remain comparatively low at 5 basis points, or approximately one quarter of the 19 basis points written off by banks in the New York metropolitan area during the second quarter of 2009, one tenth of the 50 basis points at banks nationwide, and one sixteenth of the 81 basis points at banks of $1-5 billion in assets (Source: SNL Securities). At September 30, 2009, total non-performing and restructured loans more than 90 days past due represented 2.1 percent of the loan portfolio, up slightly from the second quarter but significantly from last year. The actual exposure that presents to Suffolk is as follows: of the $24,100,000, $21,917,000 is secured by collateral valued at about $36,059,000 having a cumulative loan-to-value of approximately 61 percent. The unsecured portion of $2,183,000 amounts to only 20 basis points (20/10,000ths) of net loans at quarter end. Throughout the business cycle, Suffolk follows a consistent methodology and analysis to determine what the allowance for loan losses should be, and makes the appropriate provision to maintain it at that level. Certain aspects of the analysis reflect the stress in our economy and the potential impact that it could have on our borrowers, resulting in a quarterly provision substantially higher than in the previous year, although lower than during the second quarter. We have maintained our underwriting standards for new loans and our loan officers monitor our existing credits closely. When necessary, possible, and prudent, and based on a viable business plan, we work with our customers to restructure loan agreements on mutually beneficial terms. Our focus is always on ensuring the best possible outcome in the long run for both Suffolk and its customers.”

Mr. Huszagh finished saying, “As we so often emphasize in our press releases but inside our business as well, steady discipline is the route to reliable earnings. While we are sophisticated in our analysis of our business and our opportunities, we do not tangle ourselves up in ‘innovative’ financial products, and wherever possible use the sophistication of our analyses to find the simplest possible way to execute our fundamental strategy, which is to build relationships with our customers for the long run and to share the profits of those relationships with our shareholders. I call it ‘sticking to our knitting’ and doing so through economic thick and thin. We at Suffolk believe that this is the reason that we can continue to perform respectably in times like these, and even allowing for the challenges that still lie ahead in our path with this recession, well along into the future.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 29 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE
October 15, 2009

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	3rd Qtr 2009	3rd Qtr 2008	Change		9 Mos. 2009	9 Mos. 2008	Change
EARNINGS
Earnings-Per-Share—Basic	$0.63	$0.59	6.8%		$1.81	$1.98	(8.6%	)
Cash Dividends-Per-Share	0.22	0.22	0.0%		0.66	0.66	0.0%
Net Income	6,028	5,673	6.3%		17,395	18,946	(8.2%	)
Net Interest Income	18,430	16,685	10.5%		55,474	48,986	13.2%

AVERAGE BALANCES
Average Assets	$1,683,916	$1,606,389	4.8%		$1,656,210	$1,551,575	6.7%
Average Net Loans	1,109,161	1,039,045	6.7%		1,105,224	1,007,867	9.7%
Average Investment Securities	422,680	423,536	(0.2%	)	430,022	431,640	(0.4%	)
Average Interest-Earning Assets	1,531,841	1,516,069	1.0%		1,535,281	1,457,667	5.3%
Average Deposits	1,436,122	1,289,342	11.4%		1,358,329	1,204,457	12.8%
Average Borrowings	91,637	188,623	(51.4%	)	141,290	215,240	(34.4%	)
Average Interest-Bearing Liabilities	1,018,949	1,030,877	(1.2%	)	1,029,022	990,647	3.9%
Average Equity	124,664	114,109	9.2%		120,214	112,954	6.4%

RATIOS
Return on Average Equity	19.34%	19.89%	(2.8%	)	19.29%	22.36%	(13.7%	)
Return on Average Assets	1.43%	1.41%	1.4%		1.40%	1.63%	(14.1%	)
Average Equity/Assets	7.40%	7.10%	4.2%		7.26%	7.28%	(0.3%	)
Net Interest Margin (FTE)	5.06%	4.62%	9.5%		5.05%	4.70%	7.4%
Efficiency Ratio	56.66%	58.22%	(2.7%	)	56.74%	52.83%	7.4%
Tier 1 Leverage Ratio Sept. 30	8.00%	7.41%	8.0%
Tier 1 Risk-based Capital Ratio Sept. 30	10.76%	9.69%	11.0%
Total Risk-based Capital Ratio Sept. 30	11.73%	10.34%	13.4%

ASSET QUALITY during period:
Net Charge-offs	$131	$215	(39.1%	)	$334	$467	(28.5%	)
Net Charge-offs/ Average Net Loans (annualized)	0.05%	0.08%	(37.5%	)	0.04%	0.06%	(33.3%	)
at end of period:
Loans Not Accruing Interest/ Loans Past Due 90 Days	$14,025	$2,163	548.4%
Restructured Loans Past Due 90 Days	10,075	—	100.0%
Foreclosed Real Estate (“OREO”)	—	—	0.0%
Total Non-performing & Restructured Assets	24,100	2,163	1,014.2%
Allowance/Non-performing & Restructured Assets	48.61%	368.47%	(86.8%	)
Allowance/Loans, Net of Discount	1.04%	0.75%	38.7%
Net Loans/Deposits	78.85%	80.15%	(1.6%	)

EQUITY
Shares Outstanding	9,607,360	9,576,354	0.3%
Common Equity	$133,366	$117,380	13.6%
Book Value Per Common Share	13.88	12.26	13.2%
Tangible Common Equity	132,552	116,566	13.7%
Tangible Book Value Per Common Share	13.80	12.17	13.4%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$236,195	$219,412	7.6%
Commercial Real Estate Mortgages	366,727	346,492	5.8%
Real Estate—Construction Loans	135,526	120,746	12.2%
Residential Mortgages (1st and 2nd Liens)	215,782	210,150	2.7%
Home Equity Loans	82,470	70,746	16.6%
Consumer Loans	83,220	93,119	(10.6%	)
Other Loans	1,429	993	43.9%

Total Loans (Net of Unearned Discounts)	$1,121,349	$1,061,658	5.6%

PRESS RELEASE
October 15, 2009

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	September 30,		Change
	2009	2008
ASSETS
Cash & Due From Banks	$39,320	$57,043	(31.1%)
Investment Securities:
Available for Sale, at Fair Value	453,711	387,404	17.1%
Obligations of States & Political Subdivisions	14,353	11,415	25.7%
Federal Reserve Bank Stock	652	638	2.2%
Federal Home Loan Bank Stock	6,145	7,697	(20.2%)
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	474,961	407,254	16.6%

Total Loans	1,121,348	1,061,658	5.6%
Allowance for Loan Losses	11,716	7,970	47.0%

Net Loans	1,109,632	1,053,688	5.3%

Premises & Equipment, Net	23,523	22,047	6.7%
Accrued Interest Receivable, Net	7,935	7,537	5.3%
Goodwill	814	814	0.0%
Other Assets	15,631	16,909	(7.6%)

TOTAL ASSETS	$1,671,816	$1,627,092	2.7%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$495,991	$452,781	9.5%
Saving, N.O.W. & Money Market Deposits	572,247	538,641	6.2%
Time Certificates of $100,000 or More	230,205	147,709	55.9%
Other Time Deposits	108,812	175,438	(38.0%)

Total Deposits	1,407,255	1,314,569	7.1%

Federal Funds Purchased	1,400	—	100.0%
Federal Home Loan Bank Borrowings	101,900	140,000	(27.2%)
Repurchase Agreements	—	37,620	(100.0%)
Dividend Payable on Common Stock	2,114	2,107	0.3%
Accrued Interest Payable	906	2,246	(59.7%)
Other Liabilities	24,875	13,170	88.9%

TOTAL LIABILITIES	1,538,450	1,509,712	1.9%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,607,360 and 9,576,354 shares outstanding at September 30, 2009 and 2008, respectively)	34,010	33,930	0.2%
Surplus	21,437	20,515	4.5%
Treasury Stock at Par (3,996,878 and 3,995,661 shares, respectively)	(9,992)	(9,989)	0.0%
Retained Earnings	90,116	75,458	19.4%

	135,571	119,914	13.1%

Accumulated Other Comprehensive Loss, Net of Tax	(2,205)	(2,534)	(13.0%)

TOTAL STOCKHOLDERS’ EQUITY	133,366	117,380	13.6%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,671,816	$1,627,092	2.7%

PRESS RELEASE
October 15, 2009

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended				For the Year to Date
	9/30/09	9/30/08	Change		2009	2008	Change
INTEREST INCOME
Federal Funds Sold	$—	$262	(100.0%	)	$—	$265	(100.0%	)
United States Treasury Securities	94	100	(6.0%	)	292	298	(2.0%	)
Obligations of States & Political Subdivisions	1,804	1,595	13.1%		5,254	4,643	13.2%
Mortgage-Backed Securities	1,836	2,029	(9.5%	)	5,382	5,994	(10.2%	)
U.S. Government Agency Obligations	354	855	(58.6%	)	1,797	2,948	(39.0%	)
Corporate Bonds & Other Securities	123	119	3.4%		334	500	(33.2%	)
Loans	17,261	17,494	(1.3%	)	52,137	51,759	0.7%

Total Interest Income	21,472	22,454	(4.4%	)	65,196	66,407	(1.8%	)

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	934	2,085	(55.2%	)	2,732	4,841	(43.6%	)
Time Certificates of $100,000 or more	754	1,030	(26.8%	)	2,385	3,163	(24.6%	)
Other Time Deposits	790	1,307	(39.6%	)	2,208	4,641	(52.4%	)
Federal Funds Purchased & Repurchase Agreements	—	295	(100.0%	)	120	1,181	(89.8%	)
Interest on Other Borrowings	564	1,052	(46.4%	)	2,277	3,595	(36.7%	)

Total Interest Expense	3,042	5,769	(47.3%	)	9,722	17,421	(44.2%	)
Net-interest Income	18,430	16,685	10.5%		55,474	48,986	13.2%
Provision for Loan Losses	975	300	225.0%		3,000	825	263.6%

Net-interest Income After Provision	17,455	16,385	6.5%		52,474	48,161	9.0%

OTHER INCOME
Service Charges on Deposit Accounts	1,354	1,402	(3.4%	)	4,019	4,208	(4.5%	)
Other Service Charges, Commissions & Fees	929	904	2.8%		2,586	2,350	10.0%
Fiduciary Fees	237	366	(35.2%	)	779	1,114	(30.1%	)
Net Securities Gains	—	—	0.0%		—	3,737	(100.0%	)
Other Operating Income	290	129	124.8%		1,017	434	134.3%

Total Other Income	2,810	2,801	0.3%		8,401	11,843	(29.1%	)

OTHER EXPENSE
Salaries & Employee Benefits	7,190	6,520	10.3%		20,892	19,179	8.9%
Net Occupancy Expense	1,250	1,289	(3.0%	)	3,837	3,463	10.8%
Equipment Expense	586	534	9.7%		1,719	1,580	8.8%
FDIC Assessments	517	74	598.6%		2,202	145	1,418.6%
Other Operating Expense	2,491	2,928	(14.9%	)	7,591	7,767	(2.3%	)

Total Other Expense	12,034	11,345	6.1%		36,241	32,134	12.8%
Income Before Provision for Income Taxes	8,231	7,841	5.0%		24,634	27,870	(11.6%	)
Provision for Income Taxes	2,203	2,168	1.6%		7,239	8,924	(18.9%	)

NET INCOME	$6,028	$5,673	6.3%		$17,395	$18,946	(8.2%	)

Average: Common Shares Outstanding	9,607,023	9,575,691	0.3%		9,598,583	9,579,312	0.2%
Dilutive Stock Options	19,286	27,742	(30.5%	)	17,976	21,282	(15.5%	)

Average Total	9,626,309	9,603,433	0.2%		9,616,559	9,600,594	0.2%

EARNINGS PER COMMON SHARE Basic	$0.63	$0.59	6.8%		$1.81	$1.98	(8.6%	)
Diluted	$0.63	$0.59	6.8%		$1.81	$1.97	(8.1%	)